Exhibit 99.1

Acacia Communications Provides Business Update

MAYNARD, Mass. – May 31, 2017 – Acacia Communications, Inc. (NASDAQ: ACIA), a leading provider of high-speed coherent optical interconnect products, today announced that the Company has identified a quality issue that it currently believes affects a portion of the approximate 1,300 AC400 units and 5,000 CFP units manufactured by one of its three contract manufacturers over an approximate four month period. The Company believes the root cause of this quality issue has been identified as a circuit board cleaning process that has since been eliminated, and manufacturing at this contract manufacturer has resumed. The Company does not believe that products currently being shipped are affected by this quality issue. The Company is actively working with affected customers to remediate this issue. The Company is also working to estimate the cost of these remediation efforts and assess the impact of this issue on its near-term manufacturing capacity.

Forward Looking Statements

This press release includes statements concerning Acacia Communications and its future expectations, plans and prospects that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words “may,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions are intended to identify forward-looking statements. Acacia Communications has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that the Company believes may affect its business, financial condition and results of operations. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions including, without limitation, the Company’s ability to remediate the product quality issue referenced above, the capacity and stability of its supply chain and manufacturing, and other risks set forth under the caption “Risk Factors” in the Company’s public reports filed with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC and its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2017 filed with the SEC. The Company assumes no obligation to update any forward-looking statements contained in this press release as a result of new information, future events or otherwise.

About Acacia Communications

Acacia Communications develops, manufactures and sells high-speed coherent optical interconnect products that are designed to transform communications networks through improvements in performance, capacity and cost. By leveraging silicon technology to build optical interconnects, a process Acacia Communications refers to as the “siliconization of optical interconnect,” Acacia Communications is able to offer products at higher speeds and density with lower power consumption, that meet the needs of cloud and service providers and can be easily integrated in a cost-effective manner with existing network equipment. www.acacia-inc.com.

SOURCE Acacia Communications, Inc.

For further information:

Investor Relations Contact:

Monica Gould

Office: (212) 871-3927

Email: IR@acacia-inc.com

Lindsay Savarese

Office: (212) 331-8417

Email: IR@acacia-inc.com

Public Relations Contact:

Ed Harrison

Office: (781) 966-4158

Email: ed@inkhouse.com